EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-43745) on Form S-3 of Highwoods Properties, Inc. of our report dated March 7, 1994 relating to the financial statements of AP Southeast Portfolio Partners, L.P. which appears on Page F-13 in the Form 8-K/A of Highwoods Properties, Inc. dated April 29, 1996, as amended June 3, 1996 and June 18, 1996. We also consent to the references under the heading "Experts" in the prospectus that is part of such Registration Statement.

Signature:

/s/ PRICE WATERHOUSE LLP
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Dallas, Texas

Date: February 5, 1998